Exhibit d

SPECIMEN CERTIFICATE ONLY

CERTIFICATE NUMBER	NUMBER OF SHARES

FEDERATED ENHANCED TREASURY INCOME FUND

Organized Under the Laws of the State of Delaware

Common Shares

$.01 Par Value Per Share

Cusip No. 314162 108

This certifies that ____________________________ is the owner of ______________________ fully paid and non-assessable shares of Common Shares, $.01 par value per share, of Federated Enhanced Treasury Income Fund (the “Fund”) transferable only on the books of the Fund by the holder thereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the transfer agent and registrar.

A statement in full, of all the designations, preferences, qualifications, limitations, restrictions and special or relative rights of the shares of each class authorized to be issued, will be furnished by the Fund to any shareholders upon request and without charge.

IN WITNESS WHEREOF, the Fund has caused this Certificate to be signed by its duly authorized officers and its Seal to be hereunto affixed this __________ day of ____________________ A.D. 2010.

COMPUSHARE LIMITED	FEDERATED ENHANCED TREASURY INCOME FUND
As Transfer Agent and Registrar

By:	By:
Authorized Signature		President

Attest:
Secretary

FOR VALUE RECEIVED, __________________________ hereby sells, assigns and transfers unto _____________________ Shares represented by this Certificate, and do hereby irrevocably constitute and appoint _________________________________ Attorney to transfer the said Shares on the books of the within named Fund with full power of substitution in the premises.

Dated ____________, ________

In presence of

_______________________________________                                         _________________________________

Shares of Common Shares evidenced by this Certificate may be sold, transferred, or otherwise disposed of only pursuant to the provisions of the Fund’s Certificate of Trust, a copy of which may be at the office of the Secretary of the State of Delaware.

The Fund will furnish to any shareholder, upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class of series of capital stock of the Fund authorized to be issued, so far as they have been determined, and the authority of the Board of Trustees to determine the relative rights and preferences of subsequent classes or series. Any such request should be addressed to the Secretary of the Fund.